Exhibit 99.1

WhiteHorse Finance, Inc. Announces Public Offering by Selling Stockholders

NEW YORK, NY – June 13, 2019 – WhiteHorse Finance, Inc., a business development company (the “Company”) (NASDAQ: WHF), today announced that certain of its stockholders (the “Selling Stockholders”), which are funds affiliated with H.I.G. Capital, LLC (“H.I.G. Capital”), plan to make a secondary public offering of shares of common stock of the Company. The offering will be made pursuant to the Company’s shelf registration statement, which was filed with, and has been declared effective by, the Securities and Exchange Commission (the “Commission”). The Selling Stockholders also expect to grant the underwriters an option to purchase additional shares of common stock of the Company to cover over-allotments, if any. The Company will not receive any proceeds from the sale of shares in the offering.

Raymond James, Keefe, Bruyette & Woods, Inc., A Stifel Company, and Deutsche Bank Securities are serving as joint book-running managers for the offering.

Investors are advised to carefully consider the investment objectives, risks and charges and expenses of the Company before investing. The preliminary prospectus supplement dated June 13, 2019 and the accompanying prospectus dated June 11, 2019, which have been filed with the Commission, contain this and other information about the Company and should be read carefully before investing.

The information in the preliminary prospectus supplement, the accompanying prospectus and this press release is not complete and may be changed. This press release does not constitute an offer to sell or the solicitation of an offer to buy nor will there be any sale of the shares referred to in this press release in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

The offering may be made only by means of a prospectus and a related prospectus supplement, copies of which may be obtained from the joint book-running managers at: Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, FL 33716, telephone: (800) 248-8863, email: prospectus@raymondjames.com; Keefe, Bruyette & Woods, Inc., Equity Capital Markets, 787 Seventh Avenue, 4th Floor, New York, NY 10019, telephone: (800) 966-1559, email: USCapitalMarkets@kbw.com; and Deutsche Bank Securities Inc., Prospectus Group, 60 Wall Street, New York, NY 10005, telephone: (800) 503-4611, email: prospectus.CPDG@db.com.

About WhiteHorse Finance, Inc.

WhiteHorse Finance, Inc. is a business development company that originates and invests in loans to privately held, lower middle market companies across a broad range of industries. The Company’s investment activities are managed by its investment adviser, H.I.G. WhiteHorse Advisers, LLC, an affiliate of H.I.G. Capital. H.I.G. Capital is a leading global alternative asset manager with approximately $30 billion of capital under management* across a number of funds focused on the small and mid-cap markets.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contacts

Stuart Aronson

WhiteHorse Finance, Inc.

212-506-0500

saronson@higwhitehorse.com

Edward Giordano

WhiteHorse Finance, Inc.

305-379-2322

egiordano@higwhitehorse.com

Sean Silva

Prosek Partners

646-818-9122

ssilva@prosek.com

Source: WhiteHorse Finance, Inc.

* Based on total capital commitments managed by H.I.G. Capital and affiliates.